Exhibit 10.1

J.P. Morgan

EXECUTION VERSION

Lexmark International, Inc.
One Lexmark Centre Drive
740 West New Circle Road
Lexington, KY  40550

                                                                                                                                                                                                                       October 27, 2011
                                                                                                                                                 Re: Accelerated Share Repurchase

Ladies and Gentlemen:

This letter (the “Letter Agreement”) sets forth the agreement we have reached with respect to a transaction between J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“Bank”), and Lexmark International, Inc (the “Company”) in relation to shares of the Company’s common stock, par value USD 0.01 (the “Common Stock”).

I.  Definitions

As used in this Letter Agreement, the following terms shall have the following meanings:

“Bankruptcy Code” has the meaning specified in Section XV.

“Cash Tender Termination” has the meaning specified in Section VIII(a).

“Corporate Event Termination” has the meaning specified in Section VIII(b).

“Defaulting Party” has the meaning specified in Section IX.

“Delisting Termination” has the meaning specified in Section VIII(c).

“Discount Per Share” means an amount in U.S. dollars specified in Schedule I.

“Disrupted Day” means a Trading Day on which a Market Disruption Event occurs.

“Dividend Event Termination” has the meaning specified in Section VII(b).

“Exchange” means New York Stock Exchange or any successor exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “Expected Dividend Amount” has the meaning specified in Section VII(a).

“Expected Dividend Ex-Date” means, for the calendar quarter beginning on October 1, 2011, November 11, 2011.

“Indemnified Party” has the meaning specified in Section XIV.

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

“Initial Pricing Period Termination Date” means the date specified in Schedule I.

“Initial Settlement Date” has the meaning specified in Section II(b).

“Initial Share Price” has the meaning specified in Section II(a).

“Loss” has the meaning specified in Section X(a).

“Loss Notice” has the meaning specified in Section X(a).

“Loss of Borrow Termination” has the meaning specified in Section VI(b).

“Market Disruption Event” means any (i) suspension of or limitation imposed on trading by any exchange or market on which the Common Stock is listed for trading, (ii) event that disrupts or impairs (in the reasonable business judgment of Bank) the ability of market participants in general to effect transaction in, or obtain market values for, the shares of Common Stock or futures or options contracts relating to the Common Stock or (iii) material decrease, on any Trading Day, in the trading volume for the Common Stock, such that upon the occurrence of any of clauses (i), (ii) or (iii), in the reasonable business judgment of Bank it cannot purchase the contemplated number of shares for such Trading Day.

“Maximum Borrow Cost” means 50 basis points per annum based on the closing price per share of Common Stock on the Trading Day immediately preceding the relevant day.

“Non-Defaulting Party” has the meaning specified in Section IX.

“Number of Initial Shares” has the meaning specified in Section II(b).

“Number of Shares” has the meaning specified in Section II(a).

“Payment Amount” has the meaning specified in Section III(b).

“Pricing Period” means the period of consecutive Trading Days commencing on the Pricing Period Commencement Date and ending on the Pricing Period Termination Date; provided that the Pricing Period may be extended by Bank upon the occurrence of a Market Disruption Event.

“Pricing Period Commencement Date” means October 28, 2011.

“Pricing Period Termination Date” means the earlier of (a) the Scheduled Pricing Period Termination Date, or (b) any Trading Day occurring on or following the Initial Pricing Period Termination Date and immediately preceding any Trading Day, on which Bank shall notify the Company, prior to the close of regular trading on the Exchange on such Trading Day, of its intention to terminate the Pricing Period; provided that, for the avoidance of doubt, any date relating to the termination of the Transaction and designated as such pursuant to Section X of this Letter Agreement shall not be deemed the Pricing Period Termination Date and accordingly the settlement of the Transaction shall be governed by such Section X and not by provisions of Section III of this Letter Agreement.

“Private Placement Agreement” has the meaning set forth in Annex B hereto.

“Private Placement Price” has the meaning set forth in Annex B hereto.

“Private Placement Settlement” has the meaning set forth in Section  III(b).

“Private Securities” has the meaning set forth in Annex B hereto.

“Prospectus” has the meaning specified in Annex A hereto.

“Purchase Date” has the meaning specified in Section II(a).

“Purchase Price” has the meaning specified in Section II(a).

“Registered Settlement” has the meaning set forth in Section  III(b).

“Registration Statement” has the meaning specified in Annex A hereto.

“Regulation M” means Regulation M under the Exchange Act.

“Remaining Share Amount” for any Trading Day equals (i) the Number of Initial Shares, minus (ii) the cumulative number of shares of Common Stock that Bank has repurchased to cover its short position in respect of this Transaction.  For the avoidance of doubt, such shares shall be considered repurchased by Bank as of the Trading Day on which such transactions settle.

“Rule 10b-18” means Rule 10b-18 under the Exchange Act.

“Rule 10b-18 VWAP” means, for any Trading Day, the volume-weighted average price at which the Common Stock trades as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session for the Exchange on such Trading Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Trading Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Trading Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Trading Day that do not satisfy the requirements of Rule 10b-18(b)(3) of the Exchange Act, as determined in good faith by Bank.  The Company acknowledges that Bank may refer to the Bloomberg Page “LXK US <Equity> AQR SEC” (or any successor thereto), in its judgment, for such Trading Day to determine the Rule 10b-18 VWAP.

“SEC” has the meaning specified in Annex A hereto.

“Scheduled Pricing Period Termination Date” means the date specified in Schedule I; provided that, the Scheduled Pricing Period Termination Date may be postponed by Bank upon the occurrence of a Market Disruption Event on any scheduled Trading Day during the Pricing Period.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the third Trading Day immediately following the last day of the Pricing Period.

“Settlement Number” means (a) the Purchase Price divided by the Settlement Price, minus (b) the Number of Initial Shares.

“Settlement Price” means (i) the average of the Rule 10b-18 VWAP prices for all Trading Days during the Pricing Period minus (ii) the Discount Per Share.

“Share Cap” means, as of any date of determination, ten (10) times the Number of Initial Shares minus the number of shares of Common Stock delivered by the Company to Bank on or prior to such date hereunder (in each case subject to adjustment pursuant to Section VI(b) and VIII).

“Trading Day” means any day (i) other than a Saturday, a Sunday or a Disrupted Day, and (ii) on which the Exchange is open for trading during its regular trading session, notwithstanding the Exchange closing prior to its scheduled closing time.

“Transaction” means the transaction contemplated by this Letter Agreement.

“Transfer Agreement” has the meaning specified in Annex A hereto.

“Valuation Period” means a period commencing on the first Trading Day immediately following the last Trading Day of the Pricing Period and ending on the Trading Day on which Bank completes its purchase of a number of shares of Common Stock equal to the Settlement Number, pursuant to Section III(b), and as determined in good faith by Bank in consultation with the Company.

II.  Initial Shares

(a)           Purchase.  Subject to the terms and conditions of this Letter Agreement, the Company agrees to purchase from Bank, and Bank will sell to the Company, on October 27, 2011 or on such other Trading Day as the Company and Bank shall otherwise agree (the “Purchase Date”), for a single aggregate price of $125,000,000 (the “Purchase Price”), a number of shares of Common Stock equal to the Purchase Price divided by the Initial Share Price (the “Number of Shares”) and, if the Settlement Number is greater than zero, additional number of shares of Common Stock equal to such Settlement Number.  The closing price per share of Common Stock on the Purchase Date shall be the Initial Share Price (the “Initial Share Price”).  Deliveries shall be effected in accordance with Bank’s customary procedures.

(b)           Initial Settlement.  On the third Trading Day immediately following the Purchase Date (the “Initial Settlement Date”), Bank shall deliver to the Company, a number of Shares equal to the product of (i) 85% and (ii) the Number of Shares (the “Number of Initial Shares”), upon payment by the Company of the Purchase Price in U.S. dollars.

III.  Settlement

(a)           Bank Settlement Obligation.  If, following the expiration of the Pricing Period, the Settlement Number is greater than zero, on the Settlement Date, Bank shall transfer to the Company through its agent, for no additional consideration, a number of shares of Common Stock equal to the Settlement Number.

(b)           Company Settlement Obligation.  If, following the expiration of the Pricing Period, the Settlement Number is less than zero, on the Settlement Date, (i) the Company shall, in accordance with the provisions of this paragraph (b), transfer to Bank through its agent, for no additional consideration, a number of shares of Common Stock (x) in the case of a Registered Settlement, equal to the absolute value of the Settlement Number (plus an additional number of shares of Common Stock to account for a commercially reasonable fee for the sale of such shares), or (y) in the case of a Private Placement Settlement, equal in value to the Payment Amount with such shares valued at the Private Placement Price or, (ii) if the Company so elects pursuant to this paragraph, in lieu of such share delivery, the Company shall make a cash payment to Bank in an amount equal to the absolute value of the Settlement Number multiplied by the weighted average purchase price at which Bank purchases shares of Common Stock equal to the Settlement Number during the Valuation Period (the “Payment Amount”), to be paid on the Trading Day immediately following the last day of the Valuation Period; provided that, for the avoidance of doubt, in accordance with the calculation of the Settlement Number, in calculating any corresponding settlement obligations of the parties, Bank shall take into consideration the actual payments and deliveries made by the parties on the Initial Settlement Date for the Transaction.  The Company shall notify Bank in writing of its election (i) to pay the absolute value of the Settlement Number in cash or, (ii) to effect the delivery of the Settlement Number of shares in accordance with Annex A (“Registered Settlement”) or of Private Securities in accordance with Annex B (“Private Placement Settlement”) to this Letter Agreement; provided that (A) the failure to make an election and notify Bank in accordance with the preceding sentence with respect to matters described in clause (i), shall constitute an irrevocable election by the Company to deliver shares, and, (B) the failure to make an election and notify Bank with respect to matters described in clause (ii), shall constitute an election of “Private Placement Settlement”.

(c)   Delivery Limitation.  Notwithstanding anything to the contrary in this Letter Agreement, the Company acknowledges and agrees that, on any day, Bank (or its agent or affiliate) shall not be obligated to deliver or receive any shares of Common Stock to or from the Company and the Company shall not be entitled to receive any shares of Common Stock if such receipt or delivery would result in Bank directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time in excess of 4.9% of the outstanding shares of Common Stock.  Any purported receipt or delivery of shares of Common Stock shall be void and have no effect to the extent (but only to the extent) that any receipt or delivery of such shares of Common Stock would result in Bank directly or indirectly so beneficially owning in excess of 4.9% of the outstanding shares of Common Stock.  If, on any day, any delivery or receipt of shares of Common Stock by Bank (or its agent or affiliate) is not effected, in whole or in part, as a result of this provision, Bank’s and the Company’s respective obligations to make or accept such receipt or delivery shall not be extinguished and such receipt or delivery shall be effected over time as promptly as Bank reasonably determines that such receipt or delivery would not result in Bank directly or indirectly beneficially owning in excess of 4.9% of the outstanding shares of Common Stock.

(d)   Company Settlement Representations.  The Company represents and warrants, as of the Pricing Period Termination Date, that each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in the circumstances under which they were made.

IV.  Bank Purchases

(a)        Manner of Purchases.  During the Pricing Period or, if applicable, the Valuation Period, Bank (or its agent or affiliate) may purchase shares of Common Stock in connection with this Transaction.  The timing of such purchases by Bank, the price paid per share of Common Stock pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the sole judgment of Bank; provided that, during the Valuation Period, Bank will use good faith efforts to make all purchases of Common Stock in connection with this Transaction in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3), (b)(4) and (c) of Rule 10b-18 as if such rule were applicable to such purchases.

(b)    10b5-1 Plan.  The Company acknowledges and agrees that (i) all purchases pursuant to this Section IV hereunder shall be made in Bank’s sole discretion and for Bank’s own account and (ii) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether to make such purchases, including, without limitation, the price paid per share of Common Stock pursuant to such purchases whether such purchases are made on any securities exchange or privately.  It is the intent of the Company and Bank that this Transaction comply with the requirements of Rule 10b5-1(c) of the Exchange Act and that this Letter Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Bank shall take no action that results in the transaction not so complying with such requirements.

(c)   Regulatory Suspension.  In the event that Bank reasonably concludes in good faith, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Bank), or due to any Market Disruption Event, for it to refrain from purchasing Common Stock on any Trading Day during the Pricing Period, the Pricing Period shall be suspended for such day.  Bank shall promptly notify the Company upon exercising its rights pursuant to this Section IV(c) and shall subsequently notify the Company in writing on the day Bank believes that it may resume purchasing Common Stock.  Bank shall not be required to communicate to the Company the reason for Bank’s exercise of its rights pursuant to this Section IV(c) if Bank reasonably determines in good faith that disclosing such reason may result in a violation of any legal, regulatory, or self-regulatory requirements or related policies and procedures.

V.  Company Purchases

The Company (including its “affiliated purchasers”, as defined in Rule 10b-18) shall not, without a prior written consent of Bank, purchase any shares of Common Stock (or an equivalent interest, or any security convertible into or exchangeable for such shares)on the open market, or enter into any accelerated share repurchase program, or any derivative share repurchase transaction, or other similar transaction, during the Pricing Period and thereafter until all payments or deliveries of shares pursuant to Section III have been made.  During such time, any purchases of Common Stock by the Company shall be made through Bank or its affiliates, subject to such reasonable conditions as Bank or such affiliate shall impose, and in compliance with Rule 10b-18 or otherwise in a manner that the Company and Bank believe is in compliance with applicable requirements.

VI.  Borrow Events

(a)           Borrow Cost Increase.  If at any time during this Transaction, Bank does not, after using commercially reasonable efforts, successfully borrow Common Stock (up to a number equal to the Remaining Share Amount) on terms that require Bank to pay or bear costs in connection with such borrow in an amount less than or equal to the Maximum Borrow Cost, then Bank will act in good faith and in a commercially reasonable manner to (a) make the corresponding adjustment(s), if any, as Bank determines appropriate (and in consultation with the Company) to account for any excess borrowing costs and (b) determine the effective date(s) of the adjustment(s).

(b)           Loss of Borrow Termination.  On any Trading Day, Bank may elect to terminate (“Loss of Borrow Termination”) this Transaction, in whole or in part, as the case may be, in the event and pro rata to the extent it is no longer able, after commercially reasonable efforts, to borrow (or maintain a borrowing of), including at a cost that may exceed the Maximum Borrow Cost, shares of Common Stock in an amount equal to the Remaining Share Amount.  Upon the occurrence of a Loss of Borrow Termination, an Event of Default shall be deemed to have occurred with the Company deemed the Defaulting Party and Bank, the Non-Defaulting Party.

VII.  Dividend Event

(a)           Dividend Amount. If (i) 100% of the aggregate gross cash dividends per share of Common Stock (including any cash extraordinary dividends) declared by the Company and for which the ex-date occurs at any time during the Pricing Period or the Valuation Period exceeds $0.25 per share of Common Stock (subject to adjustment in accordance with Section VIII) (the “Expected Dividend Amount”) per calendar quarter, or (ii) a cash dividend is declared by the Company for which the ex-date occurs prior to the Expected Dividend Ex-Date that corresponds to such calendar quarter, a Dividend Event shall be deemed to have occurred.

(b)           Dividend Event Termination.  Upon the occurrence of a Dividend Event, on any Trading Day on or after the occurrence of such Dividend Event, Bank may terminate this Transaction (a “Dividend Event Termination”).  Upon the occurrence of a Dividend Event Termination, an Event of Default shall be deemed to have occurred with the Company deemed the Defaulting Party and Bank, the Non-Defaulting Party.

VIII.  Extraordinary Events

(a)            Tender Offers.  In the event an offer is made to the holders of Common Stock to tender in excess of 15% of the outstanding shares of Common Stock for cash, Bank may, in its reasonable discretion, (i) adjust the terms of this Transaction, so that (x) the final day of the Pricing Period shall be the earlier of the scheduled final Trading Day of the Pricing Period and the date the tender offer is consummated and (y) for each of the Trading Days in the Pricing Period following the date on which the offer is made, the price used in computing the Settlement Price shall equal the price per share of Common Stock at which the tender offer is to be consummated, where Bank shall notify the Company in writing as to the terms of any adjustment made pursuant to this Section VIII(a) no later than 5 days after the tender offer is made or (ii) elect to terminate this Transaction (a “Cash Tender Termination”).  Upon the occurrence of a Cash Tender Termination, an Event of Default shall be deemed to have occurred with the Company deemed the Defaulting Party and Bank, the Non-Defaulting Party.

(b)            Corporate Events.  In the event of any corporate event involving the Company or the Common Stock not specifically addressed in subsection (a) of this Section VIII (including, without limitation, the announcement of a non-cash dividend, stock split, reorganization, merger, offer to tender Common Stock for consideration other than cash, rights offering, recapitalization or spin-off) or in the event that Bank, in its reasonable good faith judgment, determines that the adjustments described in subsection (a) of this Section VIII will not result in an equitable adjustment of the terms of this Transaction, Bank may (i) adjust the terms of this Transaction (including, without limitation, with respect to the Expected Dividend Amount and the number of Trading Days in the Pricing Period) as in the exercise of its good faith judgment it deems appropriate under the circumstances or (ii) elect to terminate this Transaction (a “Corporate Event Termination”).  Upon the occurrence of a Corporate Event Termination, an Event of Default shall be deemed to have occurred with the Company deemed the Defaulting Party and Bank, the Non-Defaulting Party.

(c)           Delisting.  In the event that the Exchange announces that pursuant to the rules of such Exchange, the Common Stock ceases (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than the occurrence of an event addressed in subsections (a) or (b) of this Section VIII) and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as the Exchange (or, where the Exchange is within the European Union, in any member state of the European Union), Bank may (i) adjust the terms of this Transaction or (ii) elect to terminate this Transaction (a “Delisting Termination”).  Upon the occurrence of a Delisting Termination, an Event of Default shall be deemed to have occurred with the Company deemed the Defaulting Party and Bank, the Non-Defaulting Party.

IX.  Events of Default

In addition to events contemplated by Sections VI(b), VII(b) and VIII, the occurrence of any of the following events with respect to a party (such party, the “Defaulting Party” with respect to such event, and the other party, the “Non-Defaulting Party”) shall be an Event of Default:

(a)           Payment.  The failure to make any payment or any delivery of shares pursuant to the terms of the Letter Agreement.

(b)           Breach.  Any representation or warranty made in this Letter Agreement shall prove to have been false in any material respect at the time it was made, given or reaffirmed.

(c)           Performance.  The failure to perform or comply in any material respect with any other obligation in this Letter Agreement which failure shall continue for 5 business days after written notice of such failure has been sent to the Defaulting Party.

(d)           Insolvency.  (A) The initiation of any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to have itself adjudicated as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution or composition or other relief under bankruptcy or insolvency law with respect to it or its debts or (2) which seeks appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (B) a general assignment for the benefit of its creditors; (C) the initiation of any case, proceeding or other action of a nature referred to in clause (A) hereof which (1) results in the entry of an order for relief or any such adjudication or appointment with respect to the party or any of its assets or (2) is not dismissed, stayed, discharged or bonded for a period of 5 days; (D) the initiation of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets, which case, proceeding or other action results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; (E) a party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (A) - (D) hereof; or (F) either party shall generally not, or shall admit in writing its inability to, pay its debts as they become due.

(e)           Cross-Default.  Any loan or other obligation in respect of borrowed money (whether present or future, contingent or otherwise, as principal or surety or otherwise) of a party in an amount, (i) in the case of the Company, in excess of $100,000,000, or (ii) in the case of Bank, in excess of 3% of shareholders’ equity, shall have become payable before the due date thereof as a result of acceleration of maturity caused by the occurrence of any event of default thereunder or if any other such loan or obligation shall not be repaid when due, as extended by any applicable grace period specified in the contracts or agreements constituting such loan or obligation.

(f)           Merger, Consolidation.  Any consolidation or amalgamation or merger with or into, or any transfer of all or substantially all its assets (i) to another entity by a party, resulting in the creditworthiness of the surviving or transferee entity being materially weaker than that of the party immediately prior to such action, or (ii) into any person unless the surviving person is the Company or another person formed under the laws of a State of the United States of America and such entity assumes or is responsible, by operation of law, for all obligations of the Company hereunder.

X.  Remedies

(a)            Settlement Loss Determination.  Upon the occurrence and the continuance of an Event of Default, notwithstanding any other provision to the contrary in this Letter Agreement, the Non-Defaulting Party, upon notice to the Defaulting Party, may, in its sole discretion, immediately terminate this Transaction by reducing the number of days in the Pricing Period and, if applicable, purchasing the number of Shares equal to the Remaining Share Amount to cover its short position or adjusting any other term hereof, and may sell, liquidate, offset or take any other action with respect to any short position established or maintained by it in connection with this Transaction.  The Non-Defaulting Party shall act in good faith and in a commercially reasonable manner to determine the amount that such party reasonably in good faith believes to be its total unreimbursed net losses and costs (which may be positive or negative) incurred in connection with the termination of this Letter Agreement (the “Loss”) and upon completion of such determination shall deliver to the Defaulting Party a written notice indicating the amount of such Loss (a “Loss Notice”).  Such computation shall include any out-of-pocket losses (which may include but not be limited to the difference between the Initial Share Price and the average price at which the shares are purchased during the term of this Transaction (as this Transaction may be terminated early as a result of the operation of this Section X(a)) and any actual or anticipated loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position.  In addition to the foregoing, the Non-Defaulting Party may include in its determination of its Loss hereunder such losses and costs (or gains) in respect of any payment or delivery required to have been made on or before the relevant termination date.  In determining Loss, the Non-Defaulting Party may consider any relevant information, including, without limitation, one or more of the following types of information: (i) quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Non-Defaulting Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Non-Defaulting Party and the third party providing the quotation; (ii) information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or (iii) information of the types described in clause (i) or (ii) above from internal sources (including any of the Non-Defaulting Party’s affiliates) if that information is of the same type used by the Non-Defaulting Party in the regular course of its business for the valuation of similar transactions.  The Non-Defaulting Party will consider, taking into account the standards and procedures described in this paragraph, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Non-Defaulting Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards.  When considering information described in clause (i), (ii) or (iii) above, the Non-Defaulting Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized.  Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.  Notwithstanding the foregoing, and without affecting the respective parties’ obligations to make payments in accordance with Section X(b), upon reasonable written request by the Defaulting Party, the Non-Defaulting Party shall provide a written explanation of any calculation or adjustment made by it in connection with calculation of the Loss, including, where applicable, a reasonable description of the methodology and the basis for such calculation or adjustment in reasonable detail and shall consult with the Defaulting Party with respect to the amount of such Loss, it being understood that the Non-Defaulting Party shall not be obligated to disclose any proprietary models used by it for such calculation.

(b)           Payments.  Upon receipt of a Loss Notice from the Non-Defaulting Party, (i) if the amount determined in accordance with paragraph (a) above is a positive number, then the Defaulting Party shall promptly pay to the Non-Defaulting Party, the amount of such Loss in cash or (ii) if the amount determined in accordance with paragraph (a) above is a negative number, then the Non-Defaulting Party shall promptly pay to the Defaulting Party, the absolute value of the amount of such Loss in cash; provided that, in the event the Company is the party owing the Loss amount, then this paragraph (b) shall be subject to the terms of paragraphs (c) and (d) below.

(c)   Loss Settlement Election.  If the Company is the owing party in accordance with paragraph (b) above, upon receipt of a Loss Notice from Bank as the Non-Defaulting Party, the Company may, in addition to its option to promptly pay to Bank the amount of such Loss in cash, elect to deliver to Bank within two Trading Days a number of shares of Common Stock equal to (i) the amount of such Loss divided by (ii) the sale price of such Common Stock, if Registered Settlement is applicable, or the Private Placement Price, if Private Placement Settlement is applicable, rounded up to the nearest whole share.  Such share delivery is subject to the provisions of the last sentence of Section III(b); provided that for the avoidance of doubt, in calculating any settlement obligations of the parties in accordance with this Section X, Bank shall take into consideration the actual payments and deliveries made by the parties on the Initial Settlement Date for the Transaction; provided, further that in no event shall the Company be required to deliver a number of shares of Common Stock that exceeds the then applicable Share Cap.

(d)   Costs and Expenses.  In addition to the payments set forth in subsections (b) and (c) above, the Defaulting Party agrees to indemnify the Non-Defaulting Party from and against any reasonable expenses (including reasonable external counsel fees and other expenses of collection) it may incur as a result of any default by such party.

XI.  Representations of the Parties

Each party represents to the other party that:

(a)           Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)           Powers.  It has the corporate or other organizational power to execute and deliver this Letter Agreement and to perform its obligations under this Letter Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(c)           No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)           Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Letter Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)           Obligations Binding.  Its obligations under this Letter Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

(f)           Absence of Certain Events.  No Event of Default (as defined in this Letter Agreement) or event that, with the giving of notice or the passage of time or both, would constitute an Event of Default has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Letter Agreement.

XII.  Representations of the Company

The Company additionally hereby represents on the Purchase Date to Bank that:

(a)    Liquidity.  Its financial condition is such that it has no need for liquidity with respect to its investment in the transactions contemplated by this Letter Agreement and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness.  Its investments in and liabilities in respect of such transactions, which it understands are not readily marketable, is not disproportionate to its net worth;

(b)   Private Placement.  It acknowledges that the offer and sale ofthis Transaction to it is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof.  Accordingly, the Company represents and warrants to Bank that (i) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (ii) it is entering intothis Transaction for its own account and without a view to the distribution or resale thereof, andit understands that Bank has no obligation or intention to register the transactions contemplated by this Letter Agreement under the Securities Act or any state securities law or other applicable federal securities law;

(c)   No Deposit Insurance.  It understands that no obligations of Bank to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Bank or any governmental agency;

(d)   Assumption of Risk.  IT UNDERSTANDS THAT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT ARE SUBJECT TO COMPLEX RISKS THAT MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS;

(e)   Compliance with Filing Requirements.  Each of its filings under the Securities Act, the Exchange Act, or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading

(f)   Material Non-Public Information.  It is not entering into this Letter Agreement on the basis of, and is not aware of, any material non-public information with respect to the Common Stock or in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer;

(g)   No Manipulation. It is not entering into any transaction to create, and will not engage in any other securities or derivatives transactions to create, actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or to raise or depress or to manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock);

(h)   Compliance with Securities Laws. It has not and will not directly or indirectly violate any applicable law, rule or regulation (including, without limitation, the Securities Act and the Exchange Act) in connection with the transactions contemplated by this Letter Agreement;

(i)   Required Company Approvals.  The transactions contemplated by this Letter Agreement and any repurchase of Common Stock by the Company in connection with such transactions are pursuant to a publicly announced share repurchase program that has been approved by its Board of Directors and any such repurchase has been or will when so required be publicly disclosed in its periodic filings under the Exchange Act and its financial statements and notes thereto and, at the time of making this representation, such transactions are not subject to any internal policy or procedure of the Company which would prohibit the Company from effecting any transactions in the shares of Common Stock at such time;

(j)   Regulation M.  The Company is not on the date hereof, and will not be during the term of the transactions contemplated by this Letter Agreement, engaged in a distribution, as such term is used in Regulation M under the Exchange Act, that would preclude purchases by the Company of the Common Stock or cause the Company to violate any law, rule or regulation with respect to such purchases;

(k)   Non-Reliance.  It is not relying, and has not relied upon, Bank or any of its affiliates with respect to the legal, accounting, tax or other implications of this Letter Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications of this Letter Agreement.  Further, it acknowledges and agrees that neither Bank nor any affiliate of Bank has acted as its advisor in any capacity in connection with this Letter Agreement or the transactions contemplated hereby.  The Company is entering into this Letter Agreement with a full understanding of all of the terms and risks hereof (economic and otherwise), has adequate expertise in financial matters to evaluate those terms and risks and is capable of assuming (financially and otherwise) those risks;

(l)   Investment Company Act.  It is not and, after giving effect to the transactions contemplated in this Letter Agreement, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(m)   Acknowledgement of Bank Activity.  It understands and acknowledges that Bank and its affiliates may from time to time effect transactions for their own account or the account of customers and hold positions in securities or options on securities of the Company and that Bank and its affiliates may continue to conduct such transactions during the Pricing Period and the Valuation Period.

XIII.  Agreements of the Company

(a)   Authorized Shares.  The Company agrees that while this Letter Agreement is in effect, it shall cause (i) the number of authorized shares of Common Stock minus (ii) the number of outstanding shares of Common Stock minus (iii) the number of shares of Common Stock reserved for other purposes minus (iv) without duplication of clause (iii), the aggregate maximum number of shares of Common Stock deliverable under warrants, options, swaps, forwards, convertible or exchangeable securities or other similar transactions, agreements or instruments issued by the Company or to which the Company is a party that provide for physical or net share settlement or otherwise may require the issuance of shares of Common Stock by the Company, to exceed the then applicable Share Cap.  At the conclusion of the Pricing Period, the Company will have a sufficient number of treasury shares or duly authorized but unissued shares of Common Stock available to satisfy its obligations with respect to this Transaction, such shares of Common Stock to be fully paid and nonassessable and free of preemptive and other rights.  The Company agrees that a failure by the Company to comply with the preceding sentence shall be an Event of Default hereunder with respect to the Company without regard to any grace period that would otherwise be applicable.

(b)   Nature of Rights.  The Company acknowledges and agrees that this Letter Agreement is not intended to convey to Bank rights against the Company hereunder that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of the Company; provided, however, that nothing herein shall limit or shall be deemed to limit Bank’s right to pursue remedies in the event of a breach by the Company of its obligations and agreements with respect to this Letter Agreement; and provided further that in pursuing a claim against the Company in the event of a bankruptcy, insolvency or dissolution with respect to Company, Bank’s rights hereunder shall rank on a parity with the rights of a holder of shares of Common Stock enforcing similar rights under a contract involving shares of Common Stock.

(c)   Disclosure.  The Company agrees that the material terms of this Transaction (and any other similar transactions), and the consequences of such transactions on the financial condition and results of operations of the Company, will be disclosed by the Company in accordance with all rules, regulations, accounting principles and laws applicable to the Company in its periodic filings under the Exchange Act and its financial statements and notes thereto.

(d)           Corporate Event Notification.  During the Pricing Period, the Company shall (i) notify Bank prior to the opening of trading in the Common Stock on any day on which the Company makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to the Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Bank following any such announcement that such announcement has been made, and (iii) promptly deliver to Bank following the making of any such announcement a certificate indicating (A) the Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) the Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction.  In addition, the Company shall promptly notify Bank of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.  The Company acknowledges that any such public announcement may cause the Pricing Period to be suspended pursuant to Section IV(c).  Accordingly, the Company acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section IV(b).

XIV.  Indemnification

The Company agrees to indemnify and hold harmless Bank, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Bank and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of the transactions contemplated by this Letter Agreement, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of the Company.  The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Bank’s breach of a material term of this Letter Agreement, willful misconduct or negligence.  If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then the Company shall contribute, to the maximum extent permitted by law (but only to the extent that such harm was not caused by Bank’s breach of a material term of this Letter Agreement, willful misconduct or negligence), to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability.  The Company also agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of any matter referred to in this Letter Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the breach of a material term of this Letter Agreement, or the Indemnified Party’s negligence or willful misconduct.  The provisions of this Section XIV shall survive completion of the transactions contemplated by this Letter Agreement and shall inure to the benefit of any permitted assignee of Bank.

XV.  Miscellaneous

(a)           No Collateral.  Notwithstanding any provision of this Letter Agreement, or any other agreement between the parties, to the contrary, the obligations of the Company under this Letter Agreement are not secured by any collateral.

(b)           Waiver of Trial by Jury.  EACH OF THE COMPANY AND BANK HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE ACTIONS OF BANK OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(c)           Governing Law.  THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW RULES THEREOF.

(d)           Submission to Jurisdiction.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(e)           Non-Confidentiality.  Notwithstanding anything to the contrary herein, (i) Bank acknowledges that this Letter Agreement may be intended to produce U.S. federal income tax benefits for the Company and (ii) the Company and Bank hereby agree that (A) the Company is not obligated to Bank to keep confidential from any and all persons or otherwise limit the use of any aspect of this Letter Agreement relating to the structure or tax aspects thereof, and (B) Bank does not assert any claim of proprietary ownership in respect of any such aspect of this Letter Agreement.

(f)           Bankruptcy Code.  The parties hereto intend for (i) he Transaction hereunder to be a “securities contract” and a “swap agreement” as defined in the Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”), and the parties hereto are entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 362(o), 546, 555, 560 and 561 of the Bankruptcy Code; (ii) a party’s right to liquidate, terminate or accelerate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default, a Loss of Borrow Termination, a Dividend Event Termination, a Cash Tender Termination, a Corporate Event Termination or a Delisting Termination under this Letter Agreement with respect to the other party to constitute a “contractual right” within the meaning of the Bankruptcy Code; (iii) all transfers of cash, securities or other property under or in connection with the Transaction are “transfers” made “by or to (or for the benefit of)” a “master netting agreement participant”, a “financial institution”, a “financial participant”, a “forward contract merchant” or a “swap participant”, (each as defined in the Bankruptcy Code) within the meaning of Sections 546(e), 546(f), 546(g) and 546(j) of the Bankruptcy Code; (iv) all obligations under or in connection with the Transaction represent obligations in respect of “termination values”, “payment amounts” or “other transfer obligations” within the meaning of Section 362, 560 and 561 of the Bankruptcy Code; and (v) each of the parties hereto to be a “swap participant” and “financial participant” within the meaning of Sections 101(53C) and 101(22A) of the Bankruptcy Code.

(g)           Assignment and Transfer.  The rights and duties under this Letter Agreement may not be assigned or transferred by either party hereto without the prior written consent of the other party hereto; provided, however, that Bank may assign its obligation to deliver or receive delivery of Common Stock hereunder to any of its affiliates without the prior written consent of the Company.  Upon any such assignment Bank shall indemnify the Company from and against any loss, cost or expense relating to the failure of such affiliate to perform its delivery obligation.

(h)           Calculations.  To the extent any calculation, adjustment or determination is required to be made by Bank hereunder, Bank shall make any such calculation, adjustment, or determination in good faith.

(i)           Agency.  Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, an affiliate of Bank (“JPMS”), has acted solely as agent of Bank and not as principal with respect to this Transaction and (ii) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Transaction (including, if applicable, in respect of the settlement thereof).  Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under this Transaction. JPMS is authorized to act as agent for Bank.

(j)           Notices.  Unless otherwise specified, notices under this Letter Agreement may be made by telephone, to be confirmed in writing to the address below.  Changes to the Notices must be made in writing.

(i)            If to the Company:
Lexmark International, Inc.
One Lexmark Centre Drive
740 West New Circle Road
Lexington, KY  40550
Attn:  Bruce J. Frost
Telephone:  (859) 232-3645
Facsimile: (859) 232-5137

(ii)                JPMorgan Chase Bank, National Association
c/o J.P. Morgan Securities LLC
EDG Marketing Support
Email: EDG_OTC_HEDGING_MS@jpmorgan.com
Fax: 1-866-886-4506

With a copy to:

Mr. James F. Smith
Managing Director
383 Madison Avenue, Floor 05
New York, NY, 10179, United States
Telephone No: (212) 622-2922
Facsimile No: (212) 622-0398
Email:  james.f.smith@jpmchase.com

J.P. Morgan

Please confirm your agreement to the foregoing by signing and returning to us the enclosed duplicate of this Letter Agreement.

           Very truly yours,

         J.P. MORGAN SECURITIES LLC, as agent for JPMorgan Chase Bank, National Association, London Branch

           By: /s/ Philip LaMariana
                               Name: Philip LaMariana
           Authorized Representative

Acknowledged and agreed to as of
the date first above written,

LEXMARK INTERNATIONAL, INC.

By:    /s/ Bruce J. Frost
Name: Bruce J. Frost
Title:    Treasurer

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

SCHEDULE I

[INTENTIONALLY OMITTED]

ANNEX A

REGISTRATION PROCEDURES

In accordance with Section III(b) or X of the Letter Agreement, if the Company elects “Registered Settlement”, then the Company shall effect such delivery in compliance with the following:

(a)  The Company agrees to take all actions within its control, including, without limitation, the procedures set forth in subsection (f) below, to make available to Bank and its affiliates an effective registration statement under the Securities Act and one or more prospectuses as necessary to allow Bank and its affiliates to comply with the applicable prospectus delivery requirements (the “Prospectus”) for the resale by Bank and its affiliates of the shares of Common Stock delivered by the Company hereunder (the “Registration Statement”), such Registration Statement to be effective and Prospectus to be current on each Trading Day in any Valuation Period and until all such resales by Bank (or its affiliates) have been settled.  It is understood that the Registration Statement and Prospectus may cover a number of shares of Common Stock equal to all shares to be delivered by the Company hereunder (the “Shares”).  Bank shall provide, by a reasonable time in advance, such information regarding Bank and its affiliates as shall be required to be included in the Prospectus.  The Company shall pay the applicable registration fee and all costs in connection with the preparation of the Registration Statement and the Prospectus including, without limitation, the cost of printing the Prospectus.  In addition, the Company agrees to take all actions reasonably requested by Bank to facilitate the disposition of the Shares, including all actions set forth in subsection (f) below.

(b)  The Company represents, on each day described in subsection (a), that each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation and as supplemented by any information provided by the Company to Bank in connection with sales on a private placement basis pursuant to subsection (e) below, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c)  The Company agrees to provide to Bank and its affiliates on (or, if requested by Bank, reasonably in advance of) the final Trading Day of the Pricing Period or other date the number of shares of Common Stock to be delivered is determined, opinions of counsel, comfort letters, officers’ certificates and such other documents as may be reasonably requested by Bank.  The Company also agrees that Bank and its affiliates shall be entitled to perform such diligence as Bank may reasonably request in advance of such date and the results thereof must be reasonably satisfactory to Bank.  The Company agrees to reimburse Bank for all reasonable out-of-pocket expenses it incurs in connection with such diligence and otherwise in connection with the preparation of the Registration Statement and Prospectus (or any offering document for sales on a private placement basis pursuant to subsection (e) below), including, without limitation, the reasonable fees and expenses of one outside counsel to Bank incurred in connection therewith.

(d)  The Company shall, prior to the start of the applicable Valuation Period, enter into an agreement (the “Transfer Agreement”) with Bank in connection with the public resale of the Shares by Bank or its affiliates substantially similar to underwriting agreements entered into by Bank with respect to equity securities; the Transfer Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, Bank and its affiliates.

(e)  If on any date during the period referred to in subsection (a) the requirements of subsection (a), (c) or (d) are not satisfied (determined without regard to whether the cause is  within the control of the Company) or the representations and warranties contained herein with respect to the Company (including, without limitation, in subsection (b)) are not true and correct,

(i)           the Company shall immediately notify Bank thereof;

(ii)
(A) Bank shall be entitled to cease selling shares of Common Stock pursuant to the Registration Statement; and (B) if the Registration Statement is not effective on such date or a stop order suspending the effectiveness of the Registration Statement has been issued or proceedings for that purpose have been instituted or threatened, or if the representations and warranties contained in subsection (b) are not true and correct, and in any such case the Company so requests, Bank shall cease selling shares of Common Stock pursuant to the Registration Statement; and

(iii)
if Bank ceases selling shares of Common Stock pursuant to clause (ii), the Company shall, at its election, (A) purchase from Bank any shares of Common Stock delivered to Bank hereunder that remain unsold for an amount in the aggregate that equals the number of shares that remain unsold multiplied by the weighted average purchase price of such number of shares in the open market during a number of subsequent Trading Days as determined by Bank in good faith and in consultation with the Company; or (B) direct Bank and its affiliates, in a commercially reasonable manner (or absent any such election by the Company, Bank and its affiliates shall be entitled) to sell Shares received from the Company hereunder as otherwise provided hereunder on a private placement basis in compliance with the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder; provided that if clause (B) applies, the Company shall perform its obligations under subsection (c) and Annex B hereto and shall cause its representations in subsection (b) to be true and correct.

(iv)
if shares are so sold, the Company shall deliver, promptly upon request from Bank, the number of additional shares of Common Stock that, together with shares of Common Stock already delivered to Bank hereunder, Bank determines in a commercially reasonable manner is adequate to realize aggregate actual proceeds (net of brokerage costs) equal to the Payment Amount and the Company’s obligation to deliver Shares under Section X of the Letter Agreement shall be a continuing one until Bank or its affiliates have received actual net proceeds equal to Payment Amount; provided, however, that in no event shall the Company be required to deliver a number of shares of Common Stock that exceeds the Share Cap.  Bank and its affiliates shall be entitled to disclose any material non-public information regarding the Company in their possession to prospective purchasers in such a private placement, provided that any such purchaser agrees with Bank to maintain such information on a confidential basis.

(f)	The procedures for registration are as follows:

(i)
The Company shall use commercially reasonable efforts to cause that the Registration Statement be effective for the period set forth in subsection (a).  If filed after the date hereof and relating to the Shares, the Company shall furnish to Bank a copy of the Registration Statement and each amendment or supplement thereto prior to their filing with the SEC, shall provide Bank the opportunity to participate in the preparation thereof and shall consider such comments as Bank and its affiliates may propose.

(ii)	The Company will immediately notify Bank:

(A)	when the Registration Statement or any amendment or post-effective amendment thereto shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed;

(B)
of any request by the SEC (or any other federal or state governmental authority) to amend the Registration Statement or amend or supplement the Prospectus or for additional information after the Registration Statement shall have become effective;

(C)	of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary or final Prospectus, or the institution or threat of any proceedings for any such purposes; and

(D)
of the existence of any fact or circumstance that results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a misstatement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

(iii)
The Company will use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the lifting thereof as soon thereafter as is reasonably possible.  If the Registration Statement, the Prospectus or any document incorporated therein by reference contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading, the Company will as promptly as reasonably practicable file any required document and prepare and furnish to Bank a reasonable number of copies of such supplement or amendment thereto as may be necessary so that the Prospectus, as thereafter delivered to the purchasers in connection with resales of shares of Common Stock hereunder, will not contain any misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

(iv)
The Company will furnish to Bank and its affiliates, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, prospectus supplements, and signed copies of all consents and certificates of experts, as Bank may reasonably request.  The Company will deliver to Bank and its affiliates, without charge, as many copies of each preliminary prospectus as Bank may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will deliver to Bank and its affiliates, without charge, from time to time during the period during which the Prospectus is required to be delivered under the Securities Act in connection with resales of Common Stock hereunder, such number of copies of the Prospectus (as supplemented or amended) as Bank may reasonably request.

(v)	The Company will take all actions within its control so that all shares of Common Stock covered by the Registration Statement are eligible for sale on the Exchange.

(vi)
The Company will use commercially reasonable efforts to qualify Common Stock for offering and sale under the applicable securities laws of such states and other jurisdictions as Bank may designate; provided, however, that the Company shall not be obligated under this provision to qualify Common Stock for offering and sale under the applicable securities laws of such states and other jurisdictions where the Company would be required to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction where the Company is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which Common Stock has been qualified as above provided.  The Company will immediately notify Bank of the suspension of the qualification of Common Stock for offering or sale in any jurisdiction, or of the institution or threat of any proceedings for such purpose.

(vii)	The Company will enter into such customary agreements, including a customary underwriting or agency agreement with Bank, its affiliates and other underwriters or agents,

if any, selected by Bank and reasonably satisfactory to the Company in order to expedite or facilitate the disposition of Common Stock and will comply with such agreements.

(viii)
The Company will cooperate with Bank, its affiliates and each such underwriter or agent participating in the disposition of such Common Stock and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc or the Exchange.

(ix)
The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of Common Stock in accordance with the intended method or methods of distribution contemplated in the Prospectus, as indicated by Bank.  The Company will use commercially reasonable efforts to make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.

ANNEX B

PRIVATE PLACEMENT PROCEDURES

In accordance with Section III(b) or X of the Letter Agreement, if the Company elects “Private Placement Settlement”, then the Company shall effect such delivery in compliance with the following:

(a)           The Company shall afford Bank (the “Private Securities”) a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for private offerings of such type of securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of the Company and the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them).

(b)           Prior to or contemporaneously with the determination of the Private Placement Price (as described below), the Company shall enter into an agreement (a “Private Placement Agreement”) with Bank (or any affiliate of Bank designated by Bank) providing for the purchase and resale by Bank (or such affiliate) in a private placement (or other transaction exempt from registration under the Securities Act) of the Private Securities, which agreement shall be on commercially reasonable terms and in form and substance reasonably satisfactory to Bank (or such affiliate) and (without limitation of the foregoing) shall:

(i)
contain customary conditions, and customary undertakings, representations and warranties (to Bank or such affiliate, and if requested by Bank or such affiliate, to potential purchasers of the Private Securities);

(ii)	contain indemnification and contribution provisions in connection with the potential liability of Bank and its affiliates relating to the resale by Bank (or such affiliate) of the Private Securities;

(iii)
provide for the delivery of related certificates and representations, warranties and agreements of the Company, including those necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for Bank and resales of the Private Securities by Bank (or such affiliate); and

(iv)
provide for the delivery to Bank (or such affiliate) of customary opinions (including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Private Securities, the availability of an exemption from the Securities Act for Bank and resales of the Private Securities by Bank (or such affiliate), and the lack of material misstatements and omissions in the Company’s filings under the Exchange Act).

(c)	Bank shall determine the private placement price (the “Private Placement Price”) in its judgment by commercially reasonable means, which may include (without limitation):

(i)
taking into account any factors that are customary in pricing private sales and any and all risks and costs in connection with the resale of the Private Securities by Bank (or any affiliate of Bank designated by Bank), including, without limitation, a reasonable placement fee or spread to be retained by Bank (or such affiliate); and

(iii)	providing for the payment by the Company of all fees and expenses in connection with such sale and resale, including all fees and expenses of counsel for Bank or such affiliate.

(d)           Bank shall notify the Company of the number of Private Securities required to be delivered by the Company and the Private Placement Price by 6:00 p.m. on the day such price is determined.

(e)           The Company agrees not to take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Private Securities by the Company to Bank or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to Bank for resales of Private Securities by Bank.

(f)           The Company expressly agrees and acknowledges that the public disclosure of all material information relating to the Company is within the Company’s control and that the Company shall promptly so disclose all such material information during the period from the first Trading Day in the Valuation Period to and including the final Settlement Date.

(g)           The Company agrees to use its best efforts to make any filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the transaction contemplated hereby and the issuance of the Private Securities.